EXHIBIT 99.1

PRESS RELEASE

INTERPOOL, INC. ANNOUNCES DELAY IN RELEASING
YEAR-END 2002 FINANCIAL STATEMENTS
AND DECISION TO RESTATE 2001 and 2000 FINANCIAL RESULTS
--Adjustments expected to affect equity by approximately 1%---

           PRINCETON, NJ, March 6, 2003 – Interpool, Inc. (NYSE:IPX) announced today that it will delay the release of its 2002 year-end financial statements and will restate its 2001 and 2000 financial statements and its quarterly results for the first three fiscal quarters of 2002. The decision to restate was prompted primarily by management’s recent conclusion to correct the accounting treatment of several finance lease transactions entered into during 2000 and 2001. In addition, management determined that Interpool’s computer leasing segment, which had previously been classified as a discontinued operation in Interpool’s financial statements for the first three quarters of 2002 and for 2001 and 2000, should be reclassified as part of continuing operations because the requirements for discontinued operation accounting treatment were not satisfied. Management’s conclusions regarding the restatements were reached in consultation with Interpool’s new independent auditors, KPMG LLP.

           Interpool will reflect its restated annual and quarterly financial statements for 2001 and 2000 and the first three quarters of 2002 in its Annual Report on Form 10-K for the year ended December 31, 2002. The 2001 and 2000 financial statements were originally audited by Arthur Andersen LLP. Interpool has requested that KPMG audit the restated 2001 and 2000 financial statements. KPMG’s audit of Interpool’s 2002 financial statements cannot be completed until the restated 2001 and 2000 statements are completed and audited. Because of the time required for the restated 2001 and 2000 statements to be completed and audited, Interpool does not expect to release its 2002 financial statements or file its Form 10-K report for 2002 until June 2003. This will necessitate a delay in Interpool’s Annual Meeting of Stockholders, which is normally held in May.

           Although the adjustments to the previously reported financial results cannot be finalized until KPMG completes their audit, Interpool anticipates that the adjustments will have the effect of reducing net income and stockholders’ equity for 2001 as compared to amounts previously reported. The decrease in stockholders’ equity at December 31, 2001 resulting from the adjustments is expected to be approximately 1%. It is not anticipated that the adjustments will have any material impact on Interpool’s reported cash flow for any period. The accounting changes do not affect Interpool’s outlook for 2003.

           Interpool believes that it is in compliance with all financial covenants contained in its debt instruments.

           Interpool noted that its computer leasing segment, which will be reflected as part of continuing operations in the consolidated financial statements for 2002 and the restated consolidated financial statements for 2001 and 2000, is currently being liquidated. Interpool expects to record a non-recurring charge of approximately $10 million in its 2002 financial statements relating to the write-down of its investment in this segment.

           Although Interpool will not be announcing full financial results for 2002 until the restated 2001 and 2000 financial statements have been completed and audited, for the year ended December 31, 2002, Interpool expects to report over $320 million in revenues and to report positive net income, notwithstanding a net loss experienced in 2002’s fourth quarter and the write-down of the investment in computer leasing mentioned above. In addition, management believes that Interpool’s stockholders’ equity exceeded $355 million at December 31, 2002. Interpool’s expected 2002 revenues included approximately $20 million from Interpool’s consolidated subsidiary, Container Applications International (CAI). CAI was not consolidated in Interpool’s 2001 or 2000 financial statements.

           Interpool management will hold a conference call for investors at 11 a.m. on Thursday, March 6 to discuss the outlook for the worldwide leasing market as well as Interpool’s decision to delay its filing and restate its financial statements. The call will be broadcast live over the Internet. Investors can access the call via the Internet by going to www.interpool.com. To listen to the live call via the Internet, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available two hours after the call is completed and will remain available for thirty days.

           Interpool is one of the world's leading suppliers of equipment and services to the transportation industry. It is the largest lessor of intermodal container chassis and a world-leading lessor of cargo containers used in international trade. Interpool operates from over 240 locations throughout the world.

           This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the company’s SEC filings. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

           Note:  This press release and other press releases and information can be viewed at the Company’s website at www.interpool.com.

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